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                                                                   EXHIBIT 21.1


                   Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, L.P. as of May 29, 1998 and the states or jurisdictions in which they are organized. Upon consummation of the Incorporation Transactions, such subsidiaries will become subsidiaries of The Goldman Sachs Group, Inc., as successor to The Goldman Sachs Group, L.P. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, L.P. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name                                                           State or Jurisdiction of Entity
----                                                           -------------------------------
The Goldman Sachs Group, L.P.                                  Delaware
  Goldman, Sachs & Co.                                         New York
    Goldman Sachs (Asia) Finance Holdings L.L.C.               Delaware
      Goldman Sachs (Asia) Finance                             Cayman Islands
  Goldman Sachs (UK) L.L.C.                                    Delaware
    Goldman Sachs Holdings (U.K.)                              United Kingdom
      Goldman Sachs International                              United Kingdom
      J. Aron & Company (U.K.)                                 United Kingdom
      Goldman Sachs Equity Securities (U.K.)                   United Kingdom
      Goldman Sachs International Finance                      United Kingdom
  Goldman Sachs Capital Markets, L.P.                          Delaware
  Goldman Sachs (Japan) Ltd.                                   British Virgin Islands
  J. Aron Holdings, L.P.                                       Delaware
    J. Aron & Company                                          New York
  Goldman Sachs Mortgage Company                               New York
  Goldman Sachs Canada                                         Canada
  Goldman Sachs Credit Partners, L.P.                          Bermuda
  Goldman Sachs Holdings (Netherlands) B.V.                    Netherlands
    Goldman Sachs Mitsui Marine Derivative Products, L.P.      Delaware
  GS Equity Markets, L.P. (Bermuda)                            Bermuda
  Goldman Sachs Holdings L.L.C.                                Delaware
    Goldman Sachs International Bank                           United Kingdom